UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2006

ACE SECURITIES CORP.

(as depositor under the Pooling and Servicing Agreement, dated as of October 1, 2004, providing for the issuance of ACE Securities Corp. Home Equity Loan Trust, Series 2004-HE3, Asset-Backed Pass-Through Certificates)

ACE Securities Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-110039-13	56-2088493
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6525 Morrison Blvd., Suite 318, Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 704-365-0569

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Completion of Acquisition or Disposition of Assets
Description of the Certificates and the Mortgage Pool

On October 29, 2004, a series of certificates, entitled ACE Securities Corp. Home Equity Loan Trust, Series 2004-HE3, Asset-Backed Pass-Through Certificates (the “Certificates”), were issued pursuant to a pooling and servicing agreement, dated as of October 1, 2004 (the “Agreement”), among ACE Securities Corp. as depositor (the “Depositor”), Wells Fargo Bank, N.A. as master servicer, servicer (the “Servicer”) and securities administrator and HSBC Bank USA, National Association as trustee (the “Trustee”), which Agreement was the subject of, and exhibit to a Form 8-K filed with the United States Securities & Exchange Commission on December 6, 2004. The Depositor, the Master Servicer and the Trustee entered into Amendment No. Two to the Agreement (the “Amendment”), dated as of June 1 2006, attached hereto as Exhibit 4.1. The Amendment reflects a clarification to the distribution of the servicing fee rate payable under the Agreement to the Servicer and the holders of the Class CE-2 Certificates.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

Exhibit No.	Description
4.1
Amendment No. 2, dated as of June 1, 2006, to the Pooling and Servicing Agreement, dated as of October 1, 2004, by and among ACE Securities Corp., as Depositor, Wells Fargo Bank, N.A., as Master Servicer, Servicer and Securities Administrator, and HSBC Bank USA, National Association, as Trustee relating to the Series 2004-HE3 Certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 31, 2006

ACE SECURITIES CORP.

By:	/s/ Evelyn Echevarria
Name:	Evelyn Echevarria
Title:	Vice-President

By:	/s/ Doris J. Hearn
Name:	Doris J. Hearn
Title:	Vice-President

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page
4.1	Amendment No. 2, dated as of June 1, 2006, to the Pooling and Servicing Agreement, dated as of October 1, 2004, by and among ACE Securities Corp., as Depositor, Wells Fargo Bank, N.A., as Master Servicer, Servicer and Securities Administrator, and HSBC Bank USA, National Association, as Trustee relating to the Series 2004-HE3 Certificates.	7